EXHIBIT 10.1

PROMISSORY NOTE

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THESE SECURITIES ARE SUBJECT TO RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. HOLDERS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD TIME.

$2,500.00	Dana Point, California	December 12, 2014

 FOR VALUE RECEIVED, HYDROLIX, INC., A NEVADA CORPORATION ("Borrower") promises to pay to the order of Global Property Corp., a Nevada corporation ("Lender"), without offset or deduction except as expressly provided herein, the principal sum of Two thousadand five hundred dollars ($2,500.00), plus interest thereon, if any, that may be accrued after the Maturity Date (as herein defined) at the rate set forth below.

 In connection with the foregoing, parties have agreed as follows:

 1. Interest. Except as provided below, the parties agree that the outstanding principal balance owing on this Note shall bear interest of 5%.

 2. Default and Remedies. From and after the Maturity Date (as defined below) or any default by Borrower hereunder that is not cured within thirty (30) days (if such default should occur prior to the Maturity Date), the outstanding principal balance hereunder and accrued interest thereon shall bear interest at a rate equal to five percent (5%) per annum (the "Default Rate"). The Note is subject ot the condition that in no event shall the interest received, charged, or agreed to be paid, including any amounts provided for in this paragrapth upon a default, exceed the amount permitted by applicable law. In the event that the obligation to pay interest imposed hereunder shall casue the amount of interest to eceed the highest rate permitted by applicable law, and if the Lender shall ever require as interest an amount in excess of the permitted rate, such excess interest shall be applied automatically to the unpaid portion of principal next due and payable, and in the event that the principal has been paid in full by Borrower, shall be refunded by Borrower. If Borrower defaults in the payment of any installment under this Note, and such default is not cured within the 30-day period described above, the holder hereof may, at its option and without any further notice, declare the entire unpaid balance of principal of this Note and accrued interest thereon immediately due and payable, and any failure to exercise this option shall not constitute a waiver of the right to exercise the same at any subsuquent time. Borrower and any endorsers further expressly waive any and all rights that Borrower may have against Lender from the amounts required to be paid by Borrower under this Note.

1

 3. Payment of Principal and Interest. Principal and interest shall be paid as follows:

 (a) Any interest that accrues under this Note shall be payable on the first day of the first calendar month after the date such interest accrues. Interest that is not paid when due shall continue to accrue interest at the Default Rate.

 (a) On the date that is six (6) months after the date of this Note (the "Maturity Date"), Borrower shall pay all amounts that are owing and outstanding under this Note.

 All payments required to be made to Lender under this Note shall be made to Lender's band account at Wells Fargo, N.A. (or such other address as Lender may designate in writing from time to time).

 4. Attorney's Fees. If any other is engaged by Lender to enforce any provision of this Note, or as a consequence of any default or event of default, with or without the filing of any legal action or proceeding, then Borrower shall indemnify Lender against all such attorney's fees and all other actual and reasonable costs incurred by Lender, together with interest thereon from the date of such demand until paid at the rate of interest applicable to the principal owing hereunder as if such unpaid attorneys' fees and costs had been added to the principal.

 5. Prepayment. Borrower may prepay all amounts owing under this Note at any time without any prepayment penalty.

 6. Miscellaneous.

(a) No waiver of any breach, event of default, default or failure of condition under the terms of this Note shall be implied from any failure by Lender to take, or any delay by Lender in taking action with respect to any such breach, event of default, default or failure of condition or from any previous waiver of any similar or unrelated breach, event of default, default, or failure of condition. A waiver of any term of this Note must be made in writing and shall be limited to the express written terms of such waiver.

(b) As to this Note, Borrower and any endorsers of this Note severally waive all applicable exemption rights, whether undeer the State Constitutional law, Homestead laws or otherwise, and also severally waive valuation and appraisment, presentment, protest, demand, notice of costs, expenses and losses and interest thereon, notice of interest on interest and late charges, and dilligence in taking any action to collect any sums owing under this Note or in proceeding against any of the rights and interests in and to properties securing payment of this Note. Borrower and any endorsers further expressly agree that the Maturity Date, or the date that any payment is due hereunder may be extended from time to time without in any way affecting the liability of Borrower or said endorsers.

(c) Time is of the essence with respect to every provision hereof.

(d) This Note is to be construed according to the laws of the State of California.

2

(e) Should an part of this Note for any reason be declared invalid, such declaration shall not affect the validity of any remaining portion, which remaining portion shall remain in force and effect as if this Note had been executed with the invalid portion thereof eliminated and it is hereby declared the intention of the parties hereto that they would have executed the remaining portion of this Note without including herein any such part, parts or portion which may, for any reason, be hereafter declared invalid.

(f) All notices that are required or permitted hereunder shall be in writing and shall be sufficient if personally delivered or sent by mail, facsimile, email or Federal Express (or other reputable delivery or courier service). Any notices shall be deemed given when received at the address or fax number or email address set forth below, unless such address or fax number is changed by notice to the other party hereto:

 If to the Lender:

Attention: Attn: Matthew Folsom

2215-B Renaissance Dr.

Las Vegas, NV 89119

If to the Borrower:

Hydrolix, Inc.

32565-B Golden Lantern St. #500

Dana Point, CA 92629

(g) This Note may not be modified or amended in any manner except in a writing executed by the Borrower or Lender.

[Signature page follows]

3

Hydrolix, Inc.
a Nevada Corporation

By:
Name:	Ryan P. McMillan
Its:	Chief Executive Officer

Address for Notice Purposes:

32565-B Golden Lantern St. #500
Dana Point, CA 92629
Attention: Mr. Ryan McMillan, CEO

Global Property Corp
a Nevada Corporation

By:
Name:	Matthew Folsom
Its:	President

Address for Notice Purposes:

2215-B Renaissance Dr.
Las Vegas, NV 89119
Attention: Mr. Matthew Folsom

4